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                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 27, 2001, included in Sara Lee Corporation's Form 10-K for the year ended June 30, 2001 and Form 8-K filed September 4, 2001, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
Chicago, Illinois
March 4, 2002